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                      AGREEMENT AND PLAN OF REORGANIZATION


                                 by and between


                     SUPERIOR WIRELESS COMMUNICATIONS, INC.;

                            MEDIA RAGE OF UTAH, INC.;

                                       and

                               The Shareholders of

                            MEDIA RAGE OF UTAH, INC.






                                  JUNE 1, 1999


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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated effective the 1st day of August, 1999, is made and entered into by and among Superior Wireless Communications, Inc. , a Nevada corporation ("SWC"); Media Rage of Utah, Inc., a Utah corporation ("MEDIA"); and the Shareholders of MEDIA whose names are set forth on Exhibit "A" attached hereto and as signatories to the signature page hereof (the "SHAREHOLDERS")


                                  INTRODUCTION

         The SHAREHOLDERS own all of the issued and outstanding shares of common stock of MEDIA. SWC desires to acquire all of the issued and outstanding common stock of MEDIA and the SHAREHOLDERS desire to transfer their stock to SWC in exchange for certain shares of stock of SWC, all as set forth below, pursuant to a tax-free reorganization.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and provisions contained herein, the parties hereto agree as follows:



                                    ARTICLE I
                             PLAN OF REORGANIZATION

 ss.1.01 PLAN ADOPTED

         A Plan of Reorganization of SWC and MEDIA, pursuant to the provisions of ss.368(a)(1)(B) of the Internal Revenue Code of 1986 is adopted as follows:

         (a) The SHAREHOLDERS will transfer to SWC Three Hundred Twenty Five Thousand (325,000) shares of the capital stock of MEDIA which constitutes all of the issued and outstanding shares of stock of MEDIA.

         (b) At the Closing, the SHAREHOLDERS will provide the original stock certificate representing their shares of stock in MEDIA to be transferred hereunder in form for transfer accompanied by properly executed Stock Powers of Assignment. The SHAREHOLDERS agree that the shares to be transferred by them represented by such certificates are subject to the interests of SWC hereunder and that, except as otherwise provided herein their obligations hereunder, shall not be terminated by operation of law or the occurrence of any event, including death, and that if any such event shall occur before the delivery of the shares to be exchanged hereunder, a certificate for such shares shall be delivered in accordance with the terms and conditions of this Agreement as if such event had not occurred, whether or not SWC shall receive notice of such event.

         (c) In exchange for the shares of MEDIA transferred by the SHAREHOLDERS, SWC will cause to be delivered to the SHAREHOLDERS Three Hundred Twenty Five Thousand (325,000) shares of the common stock of SWC (the "Exchange Shares"). The Exchange Shares shall be free and clear of all mortgages, pledges, claims, liens and other rights and encumbrances whatsoever, except as disclosed in this Agreement. SWC shall cause the Exchange Shares to be issued and delivered to the SHAREHOLDERS at the Closing herein on the basis of one (1) Exchange Share for every one (1) share of MEDIA transferred by each of the respective Shareholders.


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 ss.1.02 CLOSING DATE

         Subject to the conditions precedent set forth herein to the obligations of the parties to consummate the transaction, the Plan of Reorganization shall be consummated on August 1, 1999. The date of such consummation is the "Closing Date" or "Closing" referred to herein.

                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF MEDIA AND THE SHAREHOLDERS

MEDIA and the SHAREHOLDERS represent and warrant to SWC as follows:

ss.2.01 ORGANIZATION AND QUALIFICATION

         MEDIA has no subsidiary or affiliate corporation and owns no interest in any other enterprise (whether or not such enterprise is a corporation). Exhibit B correctly sets forth as to MEDIA its place of organization, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting. MEDIA is duly organized, validly existing, and in good standing under the laws of Utah, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

ss.2.02 CAPITALIZATION

         MEDIA is authorized to issue only one class of stock and the number of shares of stock MEDIA is authorized to issue is Five Hundred Thousand (500,000) shares of no par value common stock.

         Three Hundred Twenty Five Thousand (325,000) shares of the common stock of MEDIA are issued and outstanding (the "MEDIA Outstanding Stock"). The MEDIA Outstanding Stock is validly authorized, validly issued, fully paid, and non assessable, has not been issued and is not owned or held in violation of any preemptive right of any shareholder, and is owned of record and beneficially exclusively by the SHAREHOLDERS and free and clear of all liens, security interests, pledges, charges, encumbrances, capital stockholder's agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any capital stock of MEDIA or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock in MEDIA. There is outstanding no security or other instrument convertible into or exchangeable for capital stock in MEDIA.

ss.2.03 FINANCIAL CONDITION

         MEDIA has been operating a business at 405 South 100 East, Pleasant Grove, Utah (the "BUSINESS"). Effective April 22, 1999, the SHAREHOLDERS contributed all of the assets of the BUSINESS to MEDIA in exchange for Three Hundred Twenty Five Thousand (325,000) of MEDIA's stock. The assets and liabilities of the BUSINESS were contributed by the SHAREHOLDERS at the net book value as of April 30, 1999. The SHAREHOLDERS have delivered to SWC, a closing balance sheet and related statement of income for the period commencing January


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1, 1999 and ending April 30, 1999 for the BUSINESS and the opening balance sheet dated April 30, 1999 of MEDIA (collectively herein sometimes referred to as the "FINANCIAL STATEMENTS"). The FINANCIAL STATEMENTS present fairly the results of operations of for the period indicated and each such statement presents fairly the information purported to be shown therein. The FINANCIAL STATEMENTS are correct and complete and are in accordance with the books and records of the SHAREHOLDERS and MEDIA and are attached hereto as Exhibit C. The liabilities of MEDIA as of the Closing shall not exceed Fifty Two Thousand Dollars
($52,000.00).

         (a) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the BUSINESS other than as shown on the FINANCIAL STATEMENTS.

         (b) The operations and activities of the BUSINESS have been conducted in all respects only in the ordinary course.

         (c) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of the BUSINESS which MEDIA or the SHAREHOLDERS expects will not be profitable.

         (d) The BUSINESS has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

         (e) There is no fact known to MEDIA or the SHAREHOLDERS which materially adversely affects or in the future (as far as MEDIA, or the SHAREHOLDERS can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of MEDIA; PROVIDED, HOWEVER, that MEDIA and the SHAREHOLDERS express no opinion as to political or economic matters of general applicability.

ss.2.04 TAX AND OTHER LIABILITIES

         Neither MEDIA nor the BUSINESS has any liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers.

ss.2.05 LITIGATION AND CLAIMS

         There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to MEDIA or the SHAREHOLDERS) with respect to MEDIA and the BUSINESS or any of MEDIA's business, properties, or assets. MEDIA is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of MEDIA or the SHAREHOLDERS is any union attempting to represent any employee of MEDIA as collective bargaining agent. MEDIA is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is MEDIA required to take any action in order to avoid such violation or default.


         \\\


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ss.2.06 PROPERTIES

         MEDIA has good title to all properties and assets used in its business or owned by it free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

         (a) Attached as Exhibit D is a true and complete list of all properties and assets owned, leased, or licensed by MEDIA (including inventory but not including Intangibles, as defined in Section 2.09). All properties and assets owned, leased, or licensed by MEDIA are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of MEDIA excepted).

         (b) The properties and assets (including intangibles) owned, leased, or licensed by MEDIA constitute all such properties and assets which are necessary to the business of MEDIA as presently conducted or as it contemplates conducting.

ss.2.07 CONTRACTS AND OTHER INSTRUMENTS

         MEDIA has furnished to SWC its Articles of Incorporation and By Laws and all amendments thereto as presently in effect. Exhibit E, attached hereto, contains a true and complete list of all contracts, leases, liabilities, obligations and debts of MEDIA.

ss.2.08 EMPLOYEES

         MEDIA has no, or does not contribute to, any pension, profit-sharing plan or other employee benefit plan or incentive plan.

ss.2.09 PATENTS, TRADEMARKS, BUSINESS NAME

         MEDIA does not own or have pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing, together with the right to use the name MEDIA, being herein called "Intangibles"), other than as described in Exhibit F, all of which are in good standing and uncontested. Exhibit F accurately sets forth with respect to Intangibles owned by MEDIA or by, where appropriate, a statement of cost, book value, and reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to Intangibles licensed by MEDIA from or to a third party, a description of such license. Neither the SHAREHOLDERS, any director, officer, or employee of MEDIA or of any relative or affiliate of the SHAREHOLDERS or of any such officer, director or employee, nor any other corporation or enterprise in which the SHAREHOLDERS, any such director, officer, or employee, or any such relative or affiliate had or now has a 5 percent or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of MEDIA. There is no right under any Intangible necessary to the business of MEDIA as presently conducted or as it contemplates conducting. MEDIA has not infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. There is no infringement by others of Intangibles of MEDIA. There is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of MEDIA or of SWC. Exhibit F shall also includes a complete listing of all of MEDIA's customers.

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ss.2.10 AUTHORITY TO SELL

         MEDIA and the SHAREHOLDERS have all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of MEDIA have been duly taken to authorize the execution, delivery, and performance of this Agreement by MEDIA and (including, without limitation, action by the SHAREHOLDERS). This Agreement has been duly authorized, executed, and delivered by MEDIA, has been duly executed and delivered by the SHAREHOLDERS, constitutes the legal, valid, and binding obligation of MEDIA and the SHAREHOLDERS, and is enforceable as to them in accordance with its terms. To the best of MEDIA's and the SHAREHOLDERS' knowledge, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by MEDIA or the SHAREHOLDERS for the execution, delivery, or performance of this Agreement by MEDIA or the SHAREHOLDERS. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which MEDIA or the SHAREHOLDERS is a party, or to which it or he or any of its or their properties or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Exhibit E as having been obtained at or prior to the date of this Agreement, true and correct copies of which, initialed by the chief executive officer of MEDIA, have been delivered to SWC); and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of MEDIA, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on MEDIA or the SHAREHOLDERS or to which any of their or their operations, business, properties, or assets are subject. Upon the Closing, MEDIA will have good title to all other properties and assets used in the business of MEDIA or owned by MEDIA (except such properties and assets as are held pursuant to leases or licenses described in Exhibit E), described in Exhibit D free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Exhibit E).

         The references in this Section 2.10 to this Agreement include any other document executed by MEDIA or the SHAREHOLDERS relating hereto or delivered to SWC in connection with the transactions contemplated hereby.

ss.2.11 COMPLETENESS OF DISCLOSURE

         No representation or warranty by MEDIA or the SHAREHOLDERS in this Agreement contains or on the date of the Closing will contain any untrue statement of material fact or omits or on the date of the Closing will omit to state a material fact necessary to make the statements made not misleading,

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SWC

SWC represents and warrants to MEDIA as follows:

ss.3.01 ORGANIZATION

         SWC is a Nevada corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.


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ss.3.02 AUTHORITY TO BUY

         SWC has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of SWC have been duly taken to authorize the execution, delivery, and performance of this Agreement by SWC. This Agreement has been duly authorized, executed, and delivered by SWC, is the legal, valid, and binding obligation of SWC, and is enforceable as to it in accordance with its terms.

                                   ARTICLE IV
                                    INDEMNITY

ss.4.01 INDEMNITY OF MEDIA AND THE SHAREHOLDERS

MEDIA and the SHAREHOLDERS agree to jointly and severally indemnify and hold harmless SWC, its officers, directors and employees against and in respect of any and all:

         (a) Claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by any Indemnitee) as and when incurred arising out of or based upon (i) any breach of any representation, warranty, covenant, or agreement of MEDIA or the SHAREHOLDERS contained in this Agreement, (ii) any obligation of liability of any nature, accrued or contingent, of MEDIA not specifically disclosed to SWC in accordance with this Agreement.

         (b) Claims, suits, actions, and proceedings (formal or informal) of persons or entities other than SWC and related judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel) as and when incurred arising out of or based upon the conduct of the business of MEDIA prior to the Closing.

ss.4.02 INDEMNITY OF SWC

SWC agrees to indemnify and hold harmless the SHAREHOLDERS against and in respect of any and all:

         (a) Claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel) as and when incurred arising out of or based upon any breach of any representation, warranty, covenant, or agreement of SWC contained in this Agreement.

         (b) Claims, suits, actions, and proceedings (formal or informal) of persons or entities other than the SHAREHOLDERS and related judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel) as and when incurred arising out of or based upon the conduct of the business of MEDIA and/or SWC after the Closing.

ss.4.03 NOTICE

         SWC, its officers, directors and employees on the one hand, and the SHAREHOLDERS on the other hand, shall give prompt notice to the other of any claim asserted or threatened on the basis of which indemnification may be sought as herein provided but the obligations contained in this Article IV shall not be conditioned upon receipt of such notice.


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                                    ARTICLE V
                        CONDITIONS TO OBLIGATIONS OF SWC

         The obligations of SWC under this Agreement are subject, at the option of SWC, to the following conditions:

ss.5.01 ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS

         All representations and warranties of MEDIA and/or the SHAREHOLDERS contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by MEDIA and/or the SHAREHOLDERS and regardless of knowledge or lack thereof on the part of MEDIA or the SHAREHOLDERS or changes beyond their or its control; only as of the Closing, MEDIA and the SHAREHOLDERS shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

ss.5.02 OTHER CLOSING DOCUMENTS

         MEDIA shall have delivered to SWC at or prior to the Closing such other documents (including certificates of officers of MEDIA) as SWC may reasonably request in order to enable SWC to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

ss.5.03 REVIEW OF PROCEEDINGS

         All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Jeffrey R. Matsen & Associates, counsel to SWC, and MEDIA and the SHAREHOLDERS shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         The references in this Section 5.03 to this Agreement include any other document executed by MEDIA or the SHAREHOLDERS relating hereto or delivered to SWC in connection with the transactions contemplated hereby.

ss.5.04 LEGAL ACTION

         There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

         The references in this Section 5.04 to this Agreement include any other document executed by MEDIA or the SHAREHOLDERS relating hereto or delivered to SWC in connection with the transactions contemplated hereby.

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ss.5.05 NO GOVERNMENTAL ACTION

         There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of SWC, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of SWC to consummate any of the transactions contemplated by this Agreement, (c) requires the divestiture by SWC of a material portion of the business of either SWC and its subsidiaries taken as a whole, or of MEDIA taken as a whole, (d) imposes material limitations on the ability of SWC effectively to exercise full rights of ownership with respect to the properties and assets purported to be sold pursuant to this Agreement, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to SWC of the transactions contemplated by this Agreement.

         The references in this Section 5.05 to this Agreement include any other document executed by MEDIA or the SHAREHOLDERS relating hereto or delivered to SWC in connection with the transactions contemplated hereby.

ss.5.06 INVENTORY

         An itemized inventory shall have been prepared on the day of Closing based upon physical observation by a representative of SWC and a representative of MEDIA.

ss.5.07 CONTRACTUAL CONSENTS NEEDED

         The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject.

ss.5.08 OTHER AGREEMENTS

         Any and all agreements to be signed after this Agreement is executed but before the Closing shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material provision thereof.

ss.5.09 THE SHAREHOLDERS'S CONFIDENTIALITY AGREEMENT

         SWC shall have received at or prior to the Closing from the SHAREHOLDERS an agreement to keep confidential certain data, substantially in the form of Exhibit G.

ss.5.10

         SWC shall have received at the Closing an executed Employment Agreement from Shareholder KEITH KIMBALL in the form of Exhibit H attached hereto and an executed Employment Agreement form Shareholder TED WILLICH in the form of
Exhibit I attached hereto. SWC shall agree to continue the employment of any other current employees of MEDIA.


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ss.5.11 CORPORATE MATTERS

         SWC shall have received at or prior to the Closing the original Corporate Minute Book, Stock Ledger, Stock Certificate Book, Corporate seal and other related Corporate documents of MEDIA, along with the signed resignation of the officers and directors of MEDIA.



                                   ARTICLE VI
             CONDITIONS TO OBLIGATIONS OF MEDIA AND THE SHAREHOLDERS

         The obligations of MEDIA and the SHAREHOLDERS under this Agreement are subject, at the option of MEDIA and the SHAREHOLDERS, to the following conditions:

ss.6.01 ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH CONDITIONS

         All representations and warranties of SWC contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by SWC and regardless of knowledge or lack thereof on the part of SWC or changes beyond its or their control; as of the Closing SWC shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

ss.6.02 OTHER CLOSING DOCUMENTS

         SWC shall have delivered to the SHAREHOLDERS at or prior to the Closing such other documents as MEDIA or the SHAREHOLDERS may reasonably request in order to enable the SHAREHOLDERS to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

ss.6.03 REVIEW OF PROCEEDINGS

         All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to MEDIA and the SHAREHOLDERS, and SWC shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         The references in this Section 6.03 to this Agreement include any other document executed by MEDIA or the SHAREHOLDERS relating hereto or delivered to SWC in connection with the transactions contemplated hereby.

ss.6.04 LEGAL ACTION

         There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.


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         The references in this Section 6.04 to this Agreement include any other document executed by MEDIA or the SHAREHOLDERS relating hereto or delivered to SWC in connection with the transactions contemplated hereby.

ss.6.05  ADMINISTRATIVE EXPENSES

         SWC has already paid to the SHAREHOLDERS of MEDIA the sum of Five Thousand Dollars ($5,000) to cover administrative expenses with respect to the reorganization. In this regard, SWC shall pay to the SHAREHOLDERS of MEDIA an additional Five Thousand Dollars ($5,000) at the Closing.

ss.6.06  EMPLOYMENT AGREEMENT

         SWC shall have delivered an executed original of the Employment Agreement with KEITH KIMBALL in the form of Exhibit H attached hereto and an executed original of the Employment Agreement with TED WILLICH in the form of
Exhibit I attached hereto.

ss.6.07 OTHER AGREEMENTS

         Any and all agreements to be signed after this Agreement is executed but before the Closing shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material provision thereof.

                                       VII
             COVENANTS AND AGREEMENTS OF MEDIA AND THE SHAREHOLDERS

MEDIA and the SHAREHOLDERS covenant and agree as follows:

ss.7.01 ACCESS

         MEDIA will afford, and the SHAREHOLDERS will cause MEDIA to afford, the officers, employees, counsel, agents, accountants, and other representatives of SWC and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of MEDIA, will permit them to make extracts from and copies of such books and records, and will from time to time furnish SWC with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of MEDIA as SWC from time to time may request.

ss.7.02 CONDUCT OF BUSINESS

         MEDIA will, and the SHAREHOLDERS will cause MEDIA to conduct its affairs so that at the Closing no representation or warranty of MEDIA or the SHAREHOLDERS will be inaccurate, no covenant or agreement of MEDIA or the SHAREHOLDERS will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of MEDIA or the SHAREHOLDERS. Except as otherwise requested by SWC in writing, until the Closing or the earlier rightful termination of this Agreement, MEDIA will, and the SHAREHOLDERS will cause MEDIA, to use their best efforts to preserve the business operations of MEDIA intact, to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of MEDIA, and to preserve the goodwill of their suppliers, customers, and others having business relations with any of them. Until the Closing or earlier rightful termination of this Agreement, MEDIA will, and the SHAREHOLDERS will cause MEDIA, to conduct their business and operations in all respects only in the ordinary course.


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ss.7.03 ADVICE OF CHANGES

         Until the Closing or the earlier rightful termination of this Agreement, MEDIA and the SHAREHOLDERS will immediately advise SWC in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an Exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

         The references in this Section 7.03 to this Agreement include any other document executed by MEDIA or the SHAREHOLDERS relating hereto or delivered to SWC in connection with the transactions contemplated hereby.

ss.7.04 OTHER PROPOSALS

         Until the Closing or earlier rightful termination of this Agreement, MEDIA and the SHAREHOLDERS shall not, and shall neither authorize nor permit any employee, counsel, agent, investment banker, accountants, or other representative of any of them or any officer or director of MEDIA or directly or indirectly, to: (a) initiate contact with any person or entity in an effort to solicit any Purchase Proposal (as such term is defined in this Section 7.04);
(b) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of MEDIA to, any person or entity in connection with any Purchase Proposal; (c) negotiate with any person or entity with respect to any Purchase Proposal; or (d) enter into any agreement or understanding with the intent to effect a Purchase Proposal. MEDIA and the SHAREHOLDERS will immediately give written notice to SWC of the details of any Purchase Proposal of which any of them becomes aware, As used in this Section 7.04, "Purchase Proposal" shall mean any proposal, other than as contemplated by this Agreement, (e) for a merger, consolidation, reorganization, or other business combination involving MEDIA, for the acquisition of any interest in the equity of MEDIA, for the acquisition of the right to cast any votes on any matter with respect to MEDIA, or for the acquisition of a substantial portion of any of their respective assets other than in the ordinary course of their respective businesses or (f) the effect of which may be to prohibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to SWC of the transactions contemplated by this Agreement.

         The references in this Section 7.04 to this Agreement include any other document executed by MEDIA or the SHAREHOLDERS relating hereto or delivered to SWC in connection with the transactions contemplated hereby.


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ss.7.05 RELEASE BY THE SHAREHOLDERS

         If the Closing takes place, effective immediately after the Closing, the SHAREHOLDERS jointly and severally, fully and unconditionally release and discharge all claims and causes of action which they or their heirs, personal representatives, successors or assigns ever had, now have, or hereafter may have against MEDIA or its properties and assets.

ss.7.06 NON-COMPETITION

         If the Closing takes place, the SHAREHOLDERS each agree, in consideration of the obligations of SWC hereunder:

         (a) After the date of the Closing, each Shareholder will not

                  (i) Compete with or be engaged in the same business as, or Participate In (as hereinafter defined in this Section 7.06) any other business or organization which at any time during the two-year period after the date of the Closing competes with or is engaged in the same business as MEDIA, with respect to any product or service sold or activity engaged in up to the time of the Closing in Salt Lake County or Utah County, in the State of Utah or any geographical area in which at the time of the Closing such product or service is sold or activity engaged in by MEDIA or

                  (ii) Participate in any other business or organization which at any time during the five-year period after the date of the Closing uses a name containing either the word or words similar to or susceptible of confusion with the words "MEDIA" or any combination or abbreviation thereof,

         (b) He will not directly or indirectly solicit or interfere with, or endeavor to entice away from MEDIA any of its suppliers, customers, or employees; and

         (c) He will not directly or indirectly seek out and employ in Salt Lake County, or Utah County, State of Utah, any person who, at any time up to the date of the Closing, was an employee of MEDIA, or SWC within a period of five years after such person leaves the employ of such corporation.

         As used in this Section 7.06, "Participate In" shall mean "directly or indirectly, for its or their own benefit or for, with, or through any other person or entity, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of its or their name in." MEDIA and the SHAREHOLDERS agree that the provisions of this Section 7.06 are necessary and reasonable to protect that entity which operates the business acquired under this Agreement and SWC in the conduct of their businesses. If any restriction contained in this Section 7.06 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

ss.7.07 VOTING BY CORPORATION

         The SHAREHOLDERS agree that until the Closing or earlier rightful termination of this Agreement, they will vote all their stock in MEDIA against


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         (a) Any merger, consolidation, reorganization, or other business combination involving MEDIA;

         (b) Any sale of assets of MEDIA, except as contemplated by this Agreement;

         (c) Any issuance of any corporate interests of MEDIA, any option, warrant, or other right calling for the issuance of any such interest, or any security convertible into or exchangeable for any such interest;

         (d) Any authorization of any other class of capital stock of MEDIA;

         (e) The amendment of the corporate agreement (or other organizational document) of MEDIA; or

         (f) Any proposition the effect of which may be to inhibit, restrict, or delay the consummation of any of the transactions contemplated by this Agreement or impair the contemplated benefits to SWC of the transactions contemplated by this Agreement.

         The references in this Section 7.07 to this Agreement include any other document executed by MEDIA, or relating hereto or delivered to SWC in connection with the transactions contemplated hereby.


                                  ARTICLE VIII
                                  MISCELLANEOUS

ss.8.01 BROKERAGE FEES

         If any person shall assert a claim to a fee, commission, or other compensation or account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Agreement, MEDIA and the SHAREHOLDERS shall (subject to the next sentence) indemnity and hold harmless the Indemnitees against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by any Indemnitee) as and when incurred arising out of or based upon such claim by such person, and MEDIA and the SHAREHOLDERS shall at their sole expense defend any and all suits, actions, proceedings (formal or informal), or investigations involving such claim that may at any time be brought against any Indemnitee and satisfy promptly any settlement or judgment arising therefrom; but if MEDIA and the SHAREHOLDERS fail to defend such suit, action, proceeding, or investigation in a timely manner, SWC or any Indemnitee made a defendant therein or a party thereto shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto as it or he may reasonably deem appropriate at the cost and expense of MEDIA and the SHAREHOLDERS. If, however, it is ultimately determined in any such suit, action, or proceeding (in which SWC and all Indemnitees made a defendant therein or a party thereto were afforded the opportunity to have their counsel participate in the defense) that SWC or any Indemnitee made a defendant therein or a party thereto was the sole employer of such broker or finder or services were performed solely for SWC or any Indemnitee made a defendant therein or a party thereto, then MEDIA and the SHAREHOLDERS shall not be responsible under this Section 8.01 and amounts theretofor paid by them by reason of this Section 8.01 shall be reimbursed by SWC or the Indemnitee, as the case may be, who was the sole employer.


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


SS.8.02 FURTHER ACTIONS

         At any time and from time to time, each party agrees, at its or their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

 ss.8.03 AVAILABILITY OF EQUITABLE REMEDIES

         Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

ss.8.04 SURVIVAL

         The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing for a period of two
(2) years and any delivery of the purchase price by SWC, irrespective of any investigation made by or on behalf of any party. The statements contained in any other document executed by MEDIA, the SHAREHOLDERS or the SHAREHOLDERS relating hereto or thereto or delivered to SWC in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of MEDIA, the SHAREHOLDERS or the SHAREHOLDERS pursuant hereto or thereto or delivered to SWC in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of MEDIA, the SHAREHOLDERS and the SHAREHOLDERS hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

ss.8.05 MODIFICATION

         This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 8.04), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party (except as provided in Section 8.05).

ss.8.06 NOTICES

         Subject to Section 8.05, all notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given only if mailed, certified return receipt requested, or if sent by Federal Express or other well recognized private courier ("Courier") or if personally delivered to, or if sent by fax with the original thereof sent by Courier to:

If to SWC:                                Superior Wireless Communications, Inc.
                                          9 Mesa Lane
                                          Colorado Springs, Colorado  80906
                                          Attn.:  Jon R. Marple
                                          Fax (719) 477-9942


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


with a copy to:                           Jeffrey R. Matsen, Esq.
                                          Jeffrey R. Matsen & Associates
                                          5001 Birch Street
                                          Newport Beach, CA  92660
                                          Fax (949) 442-9199

If to MEDIA or the SHAREHOLDERS:          Keith Kimball
                                          405 South 100 East, Suite 13
                                          Pleasant Grove, Utah  84602
                                          Fax (801) 746-3834

         All notices, requests and other communications shall be deemed received on the date of acknowledgment or other evidence of actual receipt in the case of certified mail, Courier delivery or personal delivery or, in the case of fax delivery, upon the date of fax receipt provided that the original is delivered within two (2) business days. Any party hereto may designate different or additional parties for the receipt of notice, pursuant to notice given in accordance with the foregoing.


ss.8.07 WAIVER

         Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by or on behalf of the waiving party.

ss.8.08 JOINT AND SEVERAL OBLIGATIONS

         The representations, warranties, covenants, and agreements of MEDIA and the SHAREHOLDERS in this Agreement are joint and several.

ss.8.09 BINDING EFFECT

         The provisions of this Agreement shall be binding upon and inure to the benefit of MEDIA and SWC and their respective successors and assigns and the SHAREHOLDERS and their assigns, heirs, and personal representatives, and shall inure to the benefit of the Indemnitees and their respective successors, assigns, heirs, and personal representatives.

ss.8.10 NO THIRD-PARTY BENEFICIARIES

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8.10).


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ss.8.11 SEPARABILITY

         If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

ss.8.12 HEADINGS

         The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

ss.8.13 COUNTERPARTS; GOVERNING LAW

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of Utah, without giving effect to conflict of laws.


IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first written above.




              "SWC"                                  "MEDIA"

SUPERIOR WIRELESS COMMUNICATION, INC.         MEDIA RAGE OF UTAH, INC.



By:__________________________________         By:_______________________________
      JON R. MARPLE, President                      KEITH KIMBALL, President


                                              By:_______________________________
                                                    TED WILLICH, Secretary



THE SHAREHOLDERS


_____________________________________         __________________________________
KEITH KIMBALL                                 TED WILLICH




_____________________________________
ALLAN OLSEN




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